Exhibit 99.1

Amedica Announces Delayed Filing of Quarterly Report on Form 10-Q and Receipt of Nasdaq Letter

SALT LAKE CITY, May 26, 2017 – Amedica Corporation (Nasdaq:AMDA), an innovative biomaterial company which develops and manufactures silicon nitride as a platform for biomedical applications, announced today that it has delayed the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (“Form 10-Q”).

On May 16, 2017, Amedica filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) regarding its delayed Form 10-Q. Prior to filing the Form 10-Q the Company requires additional time to fully consider whether there is any potential impairment in relation to certain of its long-lived assets in connection with the completion of the audit of its 2016 financial results and the filing of its 2016 Annual Report on Form 10-K. Management and the Audit Committee of the Company’s Board of Directors are continuing to work diligently to complete its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and file it with the SEC as soon as possible. Upon filing of the annual report the Company expects to promptly file the Form 10-Q.

Because the filing of the Company’s Form 10-Q has been delayed beyond the 5-day extension period of Form 12b-25, on May 23, 2017, Amedica received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) indicating that the Company is not in compliance with Listing Rule 5250(c)(1) because the Company has failed to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Under the NASDAQ Listing Rules, because the Company is also delinquent on filing its Annual Report on Form 10-K for the period ended December 31, 2016, the Company has until June 19, 2017 to submit a plan to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. If the Company is still unable to file its Form 10-K and Form 10-Q by that time, then the Company intends to submit a compliance plan on or prior to that date. If NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until September 27, 2017, to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-K and Form 10-Q, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, Amedica will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.

The NASDAQ notification letter has no immediate effect on the listing of Amedica’s common stock on the NASDAQ Capital Market.

About Amedica Corporation

Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and, through its partnership with Kyocera, the world’s largest ceramic manufacturer. Amedica’s spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties. For example, there can be no assurance that we will be able to maintain our listing on any NASDAQ market. Other factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 23, 2016, and in Amedica’s other filings with the SEC. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:

Amedica IR

801-839-3502

IR@amedica.com